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                                                                    EXHIBIT 4.3

                           CERTIFICATE OF TRUST
                                    OF
                       EL PASO ENERGY CAPITAL TRUST I

        This Certificate of Trust is being executed as of December 10, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

        The undersigned hereby certifies as follows:

        1. Name. The name of the business trust is "El Paso Energy Capital Trust I" (the "Trust").

        2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                        Chase Manhattan Bank Delaware
                        1201 Market Street
                        Wilmington, Delaware 19801

        3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date and year first above written.

                                                /s/ H. BRENT AUSTIN
                                                ----------------------------
                                                Name: H. Brent Austin
                                                      as Administrative Trustee


                                                /s/ WAYNE ALLRED
                                                ----------------------------
                                                Name: Wayne Allred
                                                      as Administrative Trustee


                                                /s/ JEFFREY I. BEASON
                                                ----------------------------
                                                Name: Jeffrey I. Beason
                                                      as Administrative Trustee
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                                                CHASE MANHATTAN BANK DELAWARE
                                                 not in its individual capacity
                                                 but solely as a trustee of the
                                                 Trust


                                                By: /s/ John J. Cashin
                                                   ----------------------------
                                                   Name:  John J. Cashin
                                                   Title: Vice-President


                                                EL PASO NATURAL GAS COMPANY
                                                   as Sponsor


                                                By: /s/ H. Brent Austin
                                                   ----------------------------
                                                   Name:  H. Brent Austin
                                                   Title: Executive Vice
                                                          President and Chief
                                                          Financial Officer